Exhibit 3.2

As amended May 12, 2021

STANLEY BLACK & DECKER, INC.

BYLAWS

ARTICLE I

SHAREHOLDERS’ MEETINGS

1.

Annual Meeting. The Annual Meeting of the shareholders shall be held at such time in each year and at such place within or without the State of Connecticut as the Board of Directors may determine; provided, however, that if the Connecticut Business Corporation Act (“CBCA”) permits holding an Annual Meeting solely by means of remote communication the Board of Directors may instead determine to hold an Annual Meeting in such manner. Notice thereof shall be mailed to each shareholder to his or her last known address not less than ten (10) days nor more than sixty (60) days before such meeting. The Chairman shall preside at the Annual Meeting of the shareholders, except that in the Chairman’s absence, the Chairman or Board of Directors shall designate a person to preside.

2.	Special Meetings.

(a)

Special Meetings of shareholders shall be called only by (i) a majority of the Board of Directors, the Chairman, the Chief Executive Officer or Secretary, or (ii) upon the written request delivered to the Secretary at the Corporation’s principal executive offices signed and dated by one or more shareholders of record, or beneficial owners, if any, of the Corporation (the “Requesting Shareholders”) at the time such request is delivered Owning at least 25% of the voting power of all common shares entitled to vote on any issue proposed to be considered at such Special Meeting (the “Requisite Percentage”), which shares are determined to be “Owned” by such Requesting Shareholders in accordance with Section 6(e) of Article II. The terms “Owned,” “Owning” and other variations of the word “Own” shall have correlative meanings, and whether outstanding common shares of the Corporation are “Owned” for these purposes shall be determined by the Board of Directors in its sole and absolute discretion, which determination shall be conclusive and binding on the Corporation and its shareholders. Notices of the Special Meeting shall be mailed to each shareholder not less than ten (10) days nor more than sixty (60) days before such Special Meeting. Any Special Meeting shall be held at such time and such place within or without the State of Connecticut as the Board of Directors may determine.

(b)

Any request or requests for a Special Meeting pursuant to Section 2(a)(ii) above (each, a “Special Meeting Request” and, collectively, the “Special Meeting Requests”) (1) must be delivered by one or more Requesting Shareholders of at least the Requisite Percentage of the voting power of all common shares entitled to vote on the proposed issue (which shares must be Owned by such Requesting Shareholders) that shall not revoke such request, and that shall continue to Own not less than the Requisite Percentage of all common shares entitled to vote on the proposed issue through the date of the Special Meeting; (2) must provide a statement of the specific purpose or purposes of the Special Meeting, the matter(s) proposed to be acted on at the Special Meeting, the reasons for conducting such business at the Special Meeting and any material interest in such business of each Requesting Shareholder; (3) must contain (x) such information and representations required by these Bylaws as though such Requesting Shareholders are intending to nominate a candidate for director or propose other business to be brought before an Annual Meeting of shareholders pursuant to Section 3 of Article II (in the case of a nomination) or Section 5 of Article I (in the case of a proposal of other business), as applicable, and (y) the text of any resolutions proposed to be considered and, in the event that such business includes a proposal to amend the Bylaws, the language of the proposed amendment; (4) must contain (x) an agreement by the Requesting Shareholders to notify the Corporation promptly in the event of any disposition following the date of the Special Meeting Request of shares of the Corporation owned by the Requesting Shareholders (including, without limitation, any Owned shares) and (y) an acknowledgement that any such disposition prior to the date of the Special Meeting shall be deemed to be a revocation of such Special Meeting Request with respect to such disposed shares and that such shares will no longer be included in determining whether the Requisite Percentage has been satisfied; and (5) must provide documentary evidence to the Secretary of the Corporation that the Requesting Shareholders Own of record or as beneficial owners, as the case may be, in the aggregate not less than the Requisite Percentage of the voting power of all common shares entitled to vote on the proposed issue as of the date of the Special Meeting Request, and that such shares are Owned shares.

The Corporation may require the Requesting Shareholders submitting the Special Meeting Request to furnish any other information as may be requested by the Corporation. In determining whether a Special Meeting Request has been properly requested by Requesting Shareholders holding in the aggregate at least the Requisite Percentage, multiple Special Meeting Requests delivered to the Secretary will be considered together only if (i) each Special Meeting Request identifies substantially the same purpose or purposes of the Special Meeting and substantially the same matters proposed to be acted on at such meeting (in each case, as determined in good faith by the Board of Directors), and (ii) such Special Meeting Requests have been delivered to the Secretary within sixty (60) days of the earliest dated Special Meeting Request.

Any Requesting Shareholder may revoke his, her or its Special Meeting Request at any time prior to the date of the Special Meeting by written revocation to the Secretary of the Corporation delivered by certified mail to the Corporation’s principal executive offices. If, following such revocation there are unrevoked requests from Requesting Shareholders holding in the aggregate less than the Requisite Percentage, the Board of Directors of the Corporation, in its discretion, may cancel the Special Meeting. If none of the Requesting Shareholders who submitted a Special Meeting Request appears or sends a duly authorized representative to present the business proposed to be conducted at the Special Meeting, the Corporation need not present such business for a vote at such Special Meeting, notwithstanding that proxies in respect of such matter may have been received by the Corporation.

(c)

The Secretary shall not be required to call a Special Meeting pursuant to this Section 2(a)(ii) if, in the good faith determination of the Board of Directors, (1) the Special Meeting Request does not comply with these Bylaws; (2) the action relates to an item of business that is not a proper subject for shareholder action under the CBCA; (3) the Special Meeting Request is received by the Secretary during the period commencing ninety (90) days prior to the first anniversary of the date of the immediately preceding Annual Meeting and ending on the date of the final adjournment of the next Annual Meeting of shareholders; (4) an identical or substantially similar item of business, as determined in good faith by the Board of Directors in its sole and absolute discretion, which determination shall be conclusive and binding on the Corporation and its shareholders (a “Similar Item”), other than the election of directors, was presented at a meeting of shareholders held not more than twelve (12) months before the Special Meeting Request is received by the Secretary; (5) a Similar Item was presented at a meeting of shareholders held not more than ninety (90) days before the Special Meeting Request is received by the Secretary; (6) a Similar Item is included in the Corporation’s notice of meeting as an item of business to be brought before an Annual Meeting or Special Meeting that has been called but not yet held or that is called to be held within ninety (90) days after the Special Meeting Request is received by the Secretary; or (7) the Special Meeting Request was made in a manner that involved a violation of Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or other applicable law. For purposes of this Section 2(c), the nomination, election or removal of directors shall be deemed to be a Similar Item with respect to all actions involving the nomination, election or removal of directors, changing the size of the Board of Directors and filling of vacancies and/or newly created directorships resulting from any increase in the authorized number of directors.

(d)

A Special Meeting called pursuant to this Section 2(a)(ii) shall be held at such date, time and place as may be fixed by the Board of Directors in accordance with these Bylaws, provided, however, that the Special Meeting shall not be held more than 120 days after receipt by the Corporation of a valid Special Meeting Request. In fixing a date and time for any Special Meeting requested by shareholders, the Board of Directors may consider such factors as it deems relevant within the good faith exercise of business judgment, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for the meeting and any plan of the Board of Directors to call an Annual Meeting or a Special Meeting. Each Requesting Shareholder is required to update the notice delivered pursuant to Section 2(b) not later than ten (10) days after such record date fixed for the Special Meeting to provide any material changes in the foregoing information as of such record date and updated in accordance with the requirements under Section 3 of Article II (in the case of a nomination) or Section 5 of Article I (in the case of a proposal of other business), as applicable.

(e)

To be properly brought before a Special Meeting, business must be (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board of Directors or (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors. Business transacted at any Special Meeting as a result of a valid Special Meeting Request shall be limited to (x) the purpose(s) stated in the Special Meeting Request(s) received from the Requisite Percentage of Requesting Shareholders and (y) any additional matters the Board of Directors determines to include in the Corporation’s notice of the Special Meeting. Except as otherwise provided by the CBCA, the Certificate of Incorporation or these Bylaws, the Chairman of the Special Meeting shall have the power and authority to determine whether any business proposed to be brought before a Special Meeting was proposed in accordance with the foregoing procedures. No business shall be conducted at a Special Meeting of shareholders except in accordance with this Section 2 or as required by the CBCA.

3.

Quorum. At any meeting of shareholders the holders of not less than a majority of the shares outstanding and entitled to vote present in person or by proxy shall constitute a quorum. The Directors may establish a record date for voting or other purposes in accordance with the CBCA.

4.

Adjournments and Postponements. Any meeting of shareholders, whether or not there is a quorum, may be adjourned or postponed to any other time and from time to time to any other place at which a meeting of shareholders may be held under these Bylaws by the Chairman of the meeting or any other officer entitled to preside or to act as secretary at such meeting. It shall not be necessary to notify any shareholder of any adjournment if the time and place of the adjourned meeting are announced at the meeting at which adjournment is taken, unless a new record date is fixed for the meeting. At the adjourned or postponed meeting, the Corporation may transact any business which might have been transacted at the original meeting.

5.

Business to be Conducted at Annual Meeting. No business may be transacted at an Annual Meeting of shareholders (including any adjournment or postponement thereof), other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the Annual Meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the Annual Meeting by any shareholder (i) who is a shareholder of record on the date of the giving of the notice provided for in this Section 5, on the record date for the determination of shareholders entitled to vote at such Annual Meeting and as of the Annual Meeting and (ii) who complies with the notice procedures set forth in this Section 5. The nomination of directors at an Annual Meeting shall be made in accordance with the procedures in Article II of these Bylaws.

In addition to any other applicable requirements, for business to be properly brought before an Annual Meeting by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary.

For a shareholder’s notice to be timely pursuant to subsection (c)(ii) above, a shareholder’s notice to the Secretary must be delivered to and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding Annual Meeting of shareholders; provided, however, that in the event that the Annual Meeting is called for a date that is not within thirty (30) days before or after such anniversary date, in order for a shareholder’s notice to be timely it must be so received not earlier than the one hundred twentieth (120th) day prior to the date of such Annual Meeting and not later than the close of business on the later of the ninetieth (90th) day prior to the date of such Annual Meeting or on the tenth (10th) day following the day on which the notice of the date of such Annual Meeting was mailed or public disclosure of the date of such Annual Meeting was made, whichever first occurs. In no event shall any adjournment or postponement of an Annual Meeting or any public announcement thereof commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.

To be in proper written form, a shareholder’s notice to the Secretary must set forth (i) as to each matter the shareholder proposes to bring before the Annual Meeting, a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event such business includes a proposal to amend the Bylaws, the language of the proposed amendment) and the reasons for conducting such business at the Annual Meeting, (ii) the name and address of the shareholder of record proposing such business and any beneficial owner or other person, if any, on whose behalf the proposal is being made, (iii) the class or series and number of shares of stock of the Corporation which are directly or indirectly owned beneficially or of record by such shareholder of record or beneficial owner or such other person who possesses both (A) the full voting and investment rights pertaining to the shares and (B) the full economic interest in (including the opportunity for profit and risk of loss on) such shares, (iv) a description of all agreements, arrangements or understandings with respect to the proposal (whether written or oral) between and among such shareholder of record and any such beneficial owner, if any, any of their respective affiliates or associates, and any other person or persons in connection with the proposal or acting in concert with any of the foregoing, (v) a description of any material interest of the record shareholder and beneficial owner, if any, in such business, including any anticipated benefit to such person or persons therefrom, (vi) a description of any proxy, contract, arrangement, understanding or relationship (whether written or oral) pursuant to which such shareholder of record or such beneficial owner, if any, has a right to vote, directly or indirectly, any shares of the Corporation or pursuant to which any other person has the right to vote, directly or indirectly any shares owned by such shareholder of record or beneficial owner, if any, (vii) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the shareholder’s notice by, or on behalf of, such shareholder of record and such beneficial owners, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power or pecuniary or economic interest of, such shareholder of record and such beneficial owner, if any, with respect to the stock of the Corporation, (viii) a representation that the shareholder is a holder of record of shares of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the Annual Meeting to propose such business, (ix) a representation whether the shareholder of record or beneficial owner, if any, intends, or is part of a group which intends (A) to deliver a proxy statement and/or form of proxy to holders of record of at least the percentage of the Corporation’s outstanding stock required to approve or adopt the proposal and/or (B) otherwise to solicit proxies from shareholders in support of such proposal, (x) any other information relating to the shareholder giving the notice and on whose behalf the proposal is being made that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies with respect to business brought at an Annual Meeting of shareholders pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder and (xi) a completed and duly executed written questionnaire with respect to the background of such shareholder and any other person or entity on whose behalf, directly or indirectly, the proposal is being made (which questionnaire shall be provided by the Secretary upon written request).

A shareholder providing notice of business proposed to be brought before an Annual Meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 5 shall be true and correct as of the record date for the meeting and as of the date that is ten (10) days prior to the meeting, and such update and supplement shall be delivered to and received by the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date of the Annual Meeting and not later than ten (10) days prior to the Annual Meeting.

No business shall be conducted at the Annual Meeting of shareholders except business brought before the Annual Meeting in accordance with the procedures set forth in this Section 5; provided, however, that, once business has been properly brought before the Annual Meeting in accordance with such procedures, nothing in this Section 5 shall be deemed to preclude discussion by any shareholder of any such business. If the Chairman of an Annual Meeting determines that business was not properly brought before the Annual Meeting in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted. Only such business shall be conducted at a Special Meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting pursuant to Section 2(a).

ARTICLE II

NOMINATIONS OF DIRECTOR CANDIDATES

1.

Eligibility to Make Nominations. Nominations of candidates for election as directors of the Corporation at any meeting of shareholders called for election of directors may be made by the Board of Directors or at any Annual Meeting of shareholders by any shareholder who has complied with the requirements of Section 3 of this Article II.

2.

Procedure for Nominations by the Board of Directors. Nominations made by the Board of Directors shall be made at a meeting of the Board of Directors, or by written consent of directors in lieu of a meeting, not less than thirty (30) days prior to the date of the Election Meeting, and such nominations shall be reflected in the minute books for the Corporation as of the date made. At the request of the Secretary of the Corporation each proposed nominee shall provide the Corporation with such information concerning himself or herself as is required, under the rules of the Securities and Exchange Commission, to be included in the Corporation’s proxy statement soliciting proxies for his or her election as a director.

3.

Procedure for Nominations by Shareholders. Any shareholder who (i) is a shareholder of record on the date of the giving of the notice provided for in this Section 3, on the record date for the determination of shareholders entitled to vote at such Annual Meeting and as of the Annual Meeting, (ii) complies with the notice procedures set forth in this Section 3 and (iii) entitled to vote in the election of directors generally may nominate one or more persons for election as directors at an Annual Meeting only if such shareholder has given timely written notice thereof in proper written form to the Secretary.

For a shareholder’s notice to be timely pursuant to this Section 3, a shareholder’s notice to the Secretary must be delivered to and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding Annual Meeting of shareholders; provided, however, that in the event that the Annual Meeting is called for a date that is not within thirty (30) days before or after such anniversary date, in order for a shareholder’s notice to be timely it must be so received not earlier than the one hundred twentieth (120th) day prior to the date of such Annual Meeting and not later than the close of business on the later of the ninetieth (90th) day prior to the date of such Annual Meeting or on the tenth (10th) day following the day on which notice of the date of such Annual Meeting was mailed or public disclosure of the date of such Annual Meeting was made, whichever first occurs. In no event shall any adjournment or postponement of an Annual Meeting or any public announcement thereof commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.

To be in proper written form, a shareholder’s notice to the Secretary must set forth: (i) the name and address of the nominee, the shareholder of record making such nomination and any beneficial owner or other person, if any, on whose behalf the nomination is being made, (ii) the class or series and number of shares of stock of the Corporation which are directly or indirectly owned beneficially or of record by the nominee, such shareholder of record or beneficial owner or such other person who possesses both (A) the full voting and investment rights pertaining to the shares and (B) the full economic interest in (including the opportunity for profit and risk of loss on) such shares, (iii) a description of all agreements, arrangements or understandings with respect to the nomination (whether written or oral) between and among the nominee, such shareholder of record and such beneficial owner, if any, any of their respective affiliates or associates, and any other person or persons in connection with the nomination, including any anticipated benefit to such person or persons therefrom, (iv) a description of any material interest of the nominee, the record shareholder and beneficial owner, if any, in such business, including any anticipated benefit to such person or persons therefrom, (v) a description of any proxy, contract, arrangement, understanding or relationship (whether written or oral) pursuant to which the nominee, such shareholder of record or such beneficial owner, if any, has a right to vote, directly or indirectly, any shares of the Corporation or pursuant to which any other person has the right to vote, director or indirectly, any stock owned by the nominee, such shareholder of record or such beneficial owner, if any, (vi) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the shareholder’s notice by, or on behalf of, the nominee, such shareholder of record and such beneficial owner, if any, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power or pecuniary or economic interest of, the nominee, such shareholder of record and such beneficial owner, if any, with respect to the stock of the Corporation, (viii) a representation that the shareholder is a holder of record of shares of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the Annual Meeting to propose such business, (ix) a representation whether the nominee, shareholder of record or beneficial owner, if any, intends, or is part of a group which intends (A) to deliver a proxy statement and/or form of proxy to holders of record of at least the percentage of the Corporation’s outstanding stock required to approve or adopt the proposal and/or (B) otherwise to solicit proxies from shareholders in support of such proposal, (x) any other information relating to the nominee or the shareholder giving the notice and on whose behalf the nomination is being made that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies for election of directors in an election contest, or is otherwise required to be disclosed had the nominee been nominated or intended to be nominated by the Board of Directors, pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (xi) a certification signed by each such nominee consenting to being named in the proxy statement for the Annual Meeting as a nominee and representing that such nominee (A) intends to serve as a director of the Corporation for the full term if so elected and (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a nominee or director that has not been disclosed to the Corporation, (x) a completed and duly executed written questionnaire with respect to the background and qualification of the nominee, such shareholder and any other person or entity on whose behalf, directly or indirectly, the proposal is being made (which questionnaire shall be provided by the Secretary to the shareholder of record upon written request) and (xi) a duly executed representation that, if elected as a director of the Corporation, the proposed nominee shall comply with the Corporation’s Code of Business Ethics and Board of Directors Governance Guidelines in all respects, share ownership and trading policies and guidelines and any other Corporation policies and guidelines applicable to directors, as well as any applicable law, rule or regulation or listing requirement. The Corporation may require any nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such nominee to serve as a director of the Corporation and the impact that such service would have on the ability of the Corporation to satisfy the requirement of laws, rules, regulations and listing standards applicable to the Corporation and its directors.

The nominee and any shareholder of record or beneficial owner, if any, making a nomination before an Annual Meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 3 shall be true and correct as of the record date for the meeting and as of the date that is ten (10) days prior to the meeting and such update and supplement shall be delivered to and received by the Secretary at the principal executive officers of the Corporation not later than five (5) business days after the record date of the Annual Meeting.

4.

Substitution of Nominees. Only in the event that a person is validly designated as a nominee in accordance with Section 2 of this Article II and shall thereafter become unable or unwilling to stand for election to the Board of Directors, a substitute nominee may be designated by those named as proxies in proxies solicited on behalf of the Board of Directors if the person was designated as nominee in accordance with Section 2 of this Article II. In no event may a substitute or alternate nominee be permitted if the nomination is made in accordance with Section 3 of this Article II at the time that the notice of nomination is first delivered to the Secretary of the Corporation or thereafter.

5.

Determination of Compliance with Procedure. If the Chairman of the Annual Meeting determines that a nomination was not in accordance with the foregoing procedures, such nomination shall be void and shall be disregarded.

6.	Proxy Access.

(a)

Inclusion of Nominee in Proxy Materials. Whenever the Board of Directors solicits proxies with respect to the election of Directors at an Annual Meeting of shareholders (following the 2018 Annual Meeting), subject to the provisions of this Section 6, the Corporation shall include in its proxy materials for such Annual Meeting, in addition to any persons nominated for election by the Board of Directors or a committee appointed by the Board of Directors, the name, together with the Required Information (as defined below), of any person nominated for election (a “Shareholder Nominee”) to the Board of Directors by a shareholder, or by a group of no more than twenty (20) shareholders, that has satisfied (individually or, in the case of a group, collectively) all applicable conditions and has complied with all applicable procedures set forth in this Section 6 (an “Eligible Shareholder,” which shall include an eligible shareholder group), and that expressly elects at the time of providing the notice required by this Section 6 (the “Nomination Notice”) to have its nominee included in the Corporation’s proxy materials for such Annual Meeting pursuant to this Section 6.

(b)

Required Information. For purposes of this Section 6, the “Required Information” that the Corporation will include in its proxy materials is (i) the information concerning the Shareholder Nominee and the Eligible Shareholder that is required to be disclosed in the Corporation’s proxy statement by the rules and regulations of the Securities and Exchange Commission promulgated under the Exchange Act; and (ii) if the Eligible Shareholder so elects, a Supporting Statement (as defined below).

(c)

Delivery of Nomination Notice. To be timely, a shareholder’s Nomination Notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than one hundred twenty (120) days nor more than one hundred fifty (150) days prior to the anniversary of the date on which the Corporation’s proxy statement was first mailed relating to the immediately preceding Annual Meeting of shareholders; provided, however, that in the event that the Annual Meeting is called for a date that is more than thirty (30) days before or after such anniversary date, in order for a shareholder’s Nomination Notice to be timely it must be so received not earlier than the one hundred fiftieth (150th) day prior to the date of such Annual Meeting and not later than the close of business on the later of the one hundred twentieth (120th) day prior to the date of such Annual Meeting or the tenth (10th) day following the day on which the notice of the date of such Annual Meeting was mailed or public disclosure of the date of such Annual Meeting was made, whichever first occurs. In no event shall any adjournment or postponement of an Annual Meeting or any public announcement thereof commence a new time period (or extend any time period) for the giving of a Nomination Notice as described above.

(d)	Maximum Number of Shareholder Nominees.

(i)

The maximum aggregate number of Shareholder Nominees nominated by Eligible Shareholders that will be included in the Corporation’s proxy materials with respect to an Annual Meeting of shareholders shall not exceed the greater of (i) two or (ii) twenty percent (20%) of the number of directors in office as of the last day on which a Nomination Notice may be delivered pursuant to this Section 6, or if such amount is not a whole number, the closest whole number below twenty percent (20%); provided, however, that this number shall be reduced by (A) any Shareholder Nominee whose name was submitted by an Eligible Shareholder for inclusion in the Corporation’s proxy materials pursuant to this Section 6 but either is subsequently withdrawn or that the Board of Directors decides to nominate for election and (B) the number of incumbent directors who were Shareholder Nominees at any of the preceding two Annual Meetings (including any individual covered under clause (A) above) and whose election at the upcoming Annual Meeting is being recommended by the Board of Directors. In the event that one or more vacancies for any reason occurs on the Board of Directors after the deadline set forth in Section 6(c) above but before the date of the Annual Meeting and the Board of Directors resolves to reduce the size of the Board in connection therewith, the maximum number shall be calculated based on the number of directors in office as so reduced.

(ii)

Any Eligible Shareholder submitting more than one Shareholder Nominee for inclusion in the Corporation’s proxy materials pursuant to this Section 6 shall rank such Shareholder Nominees based on the order in which the Eligible Shareholder desires such Shareholder Nominees be selected for inclusion in the Corporation’s proxy materials. In the event that the number of Shareholder Nominees submitted by Eligible Shareholders pursuant to this Section 6 exceeds the maximum number of nominees provided for pursuant to subsection (d)(i) above, the highest ranking Shareholder Nominee who meets the requirements of this Section 6 of each Eligible Shareholder will be selected for inclusion in the Corporation’s proxy materials until the maximum number is reached, going in order by the number (largest to smallest) of shares of common stock of the Corporation each Eligible Shareholder disclosed as Owned (as defined below) in its respective Nomination Notice submitted to the Corporation pursuant to this Section 6. If the maximum number is not reached after the highest ranking Shareholder Nominee who meets the requirements of this Section 6 of each Eligible Shareholder has been selected, this process will continue with the next highest ranked nominees as many times as necessary, following the same order each time, until the maximum number is reached.

(e)

Ownership. For purposes of this Section 6, an Eligible Shareholder shall be deemed to “Own” only those outstanding shares of common stock of the Corporation as to which the shareholder possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (A) sold by such shareholder or any of its affiliates in any transaction that has not been settled or closed, including any short sale, (B) borrowed by such shareholder or any of its affiliates for any purpose, or purchased by such shareholder or any of its affiliates subject to an agreement to resell, or (C) subject to any option, warrant, forward contract, swap, contract of sale, or other derivative or similar agreement entered into by such shareholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of common stock of the Corporation, in any such case which instrument or agreement has, or is intended to have, or if exercised would have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such shareholder’s or its affiliates’ full right to vote or direct the voting of any such shares, and/or (2) hedging, offsetting or altering to any degree any gain or loss realized or realizable from maintaining the full economic ownership of such shares by such shareholder or affiliate. A shareholder shall “Own” shares held in the name of a nominee or other intermediary so long as the shareholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A shareholder’s Ownership of shares shall be deemed to continue during any period in which (i) the person has loaned such shares, provided that the person has the power to recall such loaned shares on no more than five (5) business days’ notice and includes with the Nomination Notice an agreement that it (A) will promptly recall such loaned shares upon being notified by the Corporation that any of its Shareholder Nominees will be included in the Corporation’s proxy materials and (B) will continue to hold such recalled shares through the date of the Annual Meeting; or (ii) the person has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by the person. The terms “Owned,” “Owning”, “Ownership” and other variations of the word “Own” shall have correlative meanings. Whether outstanding shares of common stock of the Corporation are “Owned” for purposes of this Section 6 shall be determined by the Board of Directors or any committee thereof, which determination shall be conclusive and binding on the Corporation and its shareholders. For purposes of this Section 6, the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the rules and regulations of the Securities and Exchange Commission promulgated under the Exchange Act.

(f)

Eligible Shareholder. In order to make a nomination pursuant to this Section 6, an Eligible Shareholder or group of up to twenty (20) Eligible Shareholders must have Owned (as defined in subsection (e) hereof) continuously for at least three (3) years at least the number of shares of common stock of the Corporation that shall constitute three percent (3%) or more of the voting power of the outstanding common stock of the Corporation (the “Required Shares”) as of (i) the date on which the Nomination Notice is delivered to, or mailed to and received by, the Secretary of the Corporation in accordance with this Section 6, (ii) the record date for determining shareholders entitled to vote at the Annual Meeting, and (iii) the date of the Annual Meeting. For the purposes of this Section 6, two or more funds or trusts that are (A) under common management and investment control, (B) under common management and funded primarily by the same employer, or (C) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended (each, a “Qualifying Fund”), shall be treated as one shareholder or beneficial owner.

No person may be a member of more than one group of persons constituting an Eligible Shareholder under this Section 6. If a group of shareholders aggregates Ownership of shares in order to meet the requirements under this Section 6, (i) all shares held by each shareholder constituting their contribution to the foregoing three percent (3%) threshold must have been held by that shareholder continuously for at least three (3) years and through the date of the Annual Meeting, and evidence of such continuous Ownership shall be provided as specified in subsection (g) hereof, (ii) each provision in this Section 6 that requires the Eligible Shareholder to provide any written statements, representations, undertakings, agreements or other instruments or to meet any other conditions shall be deemed to require each shareholder (including each individual fund) that is a member of such group to provide such statements, representations, undertakings, agreements or other instruments and to meet such other conditions (except that the members of such group may aggregate their stockholdings in order to meet the three percent (3%) Ownership requirement of the “Required Shares” definition), and (iii) a breach of any obligation, agreement or representation under this Section 6 by any member of such group shall be deemed a breach by the Eligible Shareholder.

(g)

Information to be Provided by Eligible Shareholder. Within the time period specified in this Section 6 for providing the Nomination Notice, an Eligible Shareholder making a nomination pursuant to this Section 6 must provide the following information in writing to the Secretary of the Corporation at the principal executive offices of the Corporation:

(i)

one or more written statements from the Eligible Shareholder (and from each other record holder of the shares and intermediary through which the shares are or have been held during the requisite three (3)-year holding period) specifying the number of shares of common stock of the Corporation that the Eligible Shareholder Owns, and has continuously Owned for three (3) years preceding the date of the Nomination Notice, and the Eligible Shareholder’s agreement to provide, within five (5) business days after the later of the record date for the Annual Meeting and the date on which the record date is first publicly disclosed by the Corporation, written statements from the Eligible Shareholder, record holder and intermediaries verifying the Eligible Shareholder’s continuous Ownership of the Required Shares through the record date, provided that statements meeting the requirements of Schedule 14N will be deemed to fulfill this requirement;

(ii)

a certification signed by each such Shareholder Nominee consenting to being named in the proxy statement for the Annual Meeting as a nominee and representing that such Shareholder Nominee intends to service as director of the Corporation for the full term if so elected, together with the information, questionnaires and representations that would be required to be set forth in a shareholder’s notice of a nomination pursuant to Section 3 of this Article II;

(iii)

a copy of the Schedule 14N that has been or is concurrently being filed by such Eligible Shareholder with the Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act, as such rule may be amended;

(iv)

the details of any relationship that existed within the past three (3) years and that would have been described pursuant to Item 6(e) of Schedule 14N (or any successor item) if it existed on the date of submission of Schedule 14N;

(v)

a representation and undertaking (A) that the Eligible Shareholder (1) did not acquire, and is not holding, securities of the Corporation for the purpose or with the effect of influencing or changing control of the Corporation; (2) has not nominated and will not nominate for election to the Board of Directors at the Annual Meeting any person other than the Shareholder Nominee(s) being nominated by it pursuant to this Section 6, (3) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the Annual Meeting other than its Shareholder Nominee(s) or a nominee of the Board of Directors, (4) has not distributed and will not distribute to any shareholder any form of proxy for the Annual Meeting other than the form distributed by the Corporation, and (5) will Own the Required Shares through the date of the Annual Meeting of shareholders; (B) that the facts, statements and other information in all communications with the Corporation and its shareholders are and will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; and (C) as to whether or not the Eligible Shareholder intends to maintain qualifying Ownership of the Required Shares for at least one year following the Annual Meeting;

(vi)

in the case of a nomination by a group of shareholders that together is an Eligible Shareholder, the designation by all group members of one group member that is authorized to receive communications, notices and inquiries from the Corporation and to act on behalf of all such members with respect to the nomination and all matters related thereto, including any withdrawal of the nomination and the acceptance by such group member of such designation;

(vii)

an undertaking that the Eligible Shareholder agrees to (A) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Shareholder’s communications with the shareholders of the Corporation or out of the information that the Eligible Shareholder provided to the Corporation, (B) indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any nomination, solicitation or other activity by the Eligible Shareholder in connection with its efforts to elect the Shareholder Nominee(s) pursuant to this Section 6, (C) comply with all other laws, rules and regulations applicable to any actions taken pursuant to this Section 6, including the nomination and any solicitation in connection with the Annual Meeting of shareholders, and (D) with respect to any shares held or controlled by the Eligible Shareholder, to the extent that cumulative voting would otherwise be permitted, agrees not to cumulate votes in favor of the election of any Shareholder Nominee(s) nominated by such Eligible Shareholder; and

(viii)

in the case of a Qualifying Fund whose share Ownership is counted for purposes of qualifying as an Eligible Shareholder, documentation from the Qualifying Fund reasonably satisfactory to the Board of Directors that demonstrates that it meets the requirements of a Qualifying Fund set forth in Section 6(f) above.

(h)

Supporting Statement. The Eligible Shareholder may provide to the Secretary of the Corporation, at the time the information required by this Section 6 is provided, a written statement for inclusion in the Corporation’s proxy statement for the Annual Meeting of shareholders, not to exceed five hundred (500) words, in support of the Shareholder Nominee(s)’ candidacy (the “Supporting Statement”). Notwithstanding anything to the contrary contained in this Section 6, the Corporation may omit from its proxy materials any information or Supporting Statement (or portion thereof) that it, in good faith, believes (i) is not true in all material respects or omits a material statement necessary to make such information or Supporting Statement (or portion thereof) not misleading; (ii) directly or indirectly impugns the character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to, any person; or (iii) violates any applicable law, rule, regulation or listing standard. Nothing in this Section 6 shall limit the Corporation’s ability to solicit against and include in its proxy materials its own statements relating to any Eligible Shareholder or Shareholder Nominee.

(i)

Representations and Agreement of the Shareholder Nominee. Within the time period specified in this Section 6 for delivering the Nomination Notice, a Shareholder Nominee must deliver to the Secretary of the Corporation a written representation and agreement that the Shareholder Nominee (i) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Shareholder Nominee or director that has not been disclosed to the Corporation and (ii) would be in compliance, if elected, and will comply with the Corporation’s Code of Business Ethics and Board of Directors Governance Guidelines in all respects, share ownership and trading policies and guidelines and any other Corporation policies and guidelines applicable to directors, as well as any applicable law, rule or regulation or listing requirement. At the request of the Corporation, the Shareholder Nominee must promptly, but in any event within five (5) business days of such request, submit all completed and signed questionnaires required of the Corporation’s directors and officers. The Corporation may request such additional information (A) as may be reasonably necessary to permit the Board of Directors or any committee thereof to determine if each Shareholder Nominee is independent under the listing standards of the principal U.S. exchange upon which the Corporation’s common stock is listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s directors (the “Applicable Independence Standards”) and otherwise to determine the eligibility of each Shareholder Nominee to serve as a director of the Corporation, or (B) that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of each Shareholder Nominee.

(j)

True, Correct and Complete Information. In the event that any information or communications provided by any Eligible Shareholder or Shareholder Nominee to the Corporation or its shareholders is not, when provided, or thereafter ceases to be, true, correct and complete in all material respects (including omitting a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading), such Eligible Shareholder or Shareholder Nominee, as the case may be, shall promptly notify the Secretary of the Corporation and provide the information that is required to make such information or communication true, correct, complete and not misleading; it being understood that providing any such notification shall not be deemed to cure any such defect or limit the Corporation’s right to omit a Shareholder Nominee from its proxy materials pursuant to this Section 6. In addition, any person providing any information to the Corporation pursuant to this Section 6 shall further update and supplement such information, if necessary, so that all such information shall be true and correct as of the record date for the Annual Meeting and as of the date that is ten (10) business days prior to the Annual Meeting or any adjournment or postponement thereof, and such update and supplement (or a written certification that no such updates or supplements are necessary and that the information previously provided remains true and correct as of the applicable date) shall be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation not later than five (5) business days after the later of the record date for the Annual Meeting and the date on which the record date is first publicly disclosed by the Corporation (in the case of any update and supplement required to be made as of the record date), and not later than seven (7) business days prior to the date of the Annual Meeting or any adjournment or postponement thereof (in the case of any update and supplement required to be made as of ten (10) business days prior to the meeting).

(k)

Limitation on Shareholder Nominees. Any Shareholder Nominee who is included in the Corporation’s proxy materials for a particular Annual Meeting of shareholders but withdraws from or becomes ineligible or unavailable for election at such Annual Meeting will be ineligible to be a Shareholder Nominee pursuant to this Section 6 for the next two (2) Annual Meetings of shareholders.

(l)

Exceptions. Notwithstanding anything to the contrary set forth herein, the Corporation shall not be required to include, pursuant to this Section 6, any Shareholder Nominee in its proxy materials for any meeting of shareholders (i) if the Eligible Shareholder who has nominated such Shareholder Nominee has engaged in or is currently engaged in, or has been or is a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the meeting other than its Shareholder Nominee(s) or a nominee of the Board of Directors, (ii) if the Corporation receives notice pursuant to Section 3 of this Article II that any shareholder intends to nominate any nominee for election to the Board of Directors at such meeting, (iii) who is not independent under the Applicable Independence Standards, as determined by the Board of Directors or any committee thereof, (iv) whose nomination or election as a member of the Board of Directors would cause the Corporation to be in violation of these Bylaws, the Certificate of Incorporation, the rules and listing standards of the principal exchanges upon which the Corporation’s shares of common stock are listed or traded, or any applicable law, rule or regulation, (v) who is or has been, within the past three (3) years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, (vi) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten (10) years, (vii) who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended, (viii) if such Shareholder Nominee or the applicable Eligible Shareholder shall have provided information to the Corporation in respect to such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which it was made, not misleading, as determined by the Board of Directors, (ix) if such Shareholder Nominee or the applicable Eligible Shareholder otherwise contravenes any of the agreements or representations made by such Shareholder Nominee or Eligible Shareholder or fails to comply with its obligations pursuant to this Section 6, or (x) if the applicable Eligible Shareholder ceases to be an Eligible Shareholder for any reason, including but not limited to not Owning the Required Shares through the date of the applicable Annual Meeting of shareholders.

(m)

Disqualifications. Notwithstanding anything to the contrary set forth herein, if (i) a Shareholder Nominee is included in the Corporation’s proxy materials for the Annual Meeting but subsequently is determined not to satisfy the eligibility requirements of this Section 6 or any other provision of the Corporation’s Bylaws, Certificate of Incorporation, Corporate Governance Guidelines or other applicable regulation at any time before the Annual Meeting, (ii) a Shareholder Nominee and/or the applicable Eligible Shareholder shall have breached any of its obligations, agreements or representations, or fails to comply with its or their obligations pursuant to this Section 6, (iii) a Shareholder Nominee dies, becomes disabled or otherwise becomes ineligible for inclusion in the Corporation’s proxy materials pursuant to this Section 6 or unavailable for election at the Annual Meeting, or (iv) the applicable Eligible Shareholder otherwise ceases to be an Eligible Shareholder for any reason, including but not limited to not Owning the Required Shares through the date of the applicable Annual Meeting of shareholders, in each case as determined by the Board of Directors, any committee thereof or the person presiding at the Annual Meeting, (A) the Corporation may omit or, to the extent feasible, remove the information concerning such Shareholder Nominee and the related Supporting Statement from its proxy materials and/or otherwise communicate to its shareholders that such Shareholder Nominee will not be eligible for election at the Annual Meeting, (B) the Corporation shall not be required to include in its proxy materials any successor or replacement nominee proposed by the applicable Eligible Shareholder or any other Eligible Shareholder, and (C) the Board of Directors or the person presiding at the Annual Meeting shall declare such nomination to be invalid and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Corporation. In addition, if the Eligible Shareholder (or a representative thereof) does not appear at the Annual Meeting to present any nomination pursuant to this Section 6, such nomination shall be declared invalid and disregarded as provided in clause (C) above.

(n)

Filing Obligation. The Eligible Shareholder (including any person who Owns shares of common stock of the Corporation that constitute part of the Eligible Shareholder’s Ownership for purposes of satisfying Section 6(e) hereof) shall file with the Securities and Exchange Commission any solicitation or other communication with the Corporation’s shareholders relating to the meeting at which the Shareholder Nominee will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the Exchange Act.

ARTICLE III

DIRECTORS AND COMMITTEES

1.

Directors. The stock, property and affairs of this Corporation shall be managed by a Board of Directors consisting of not less than nine nor more than eighteen Directors, the exact number to be determined by the Board of Directors from time to time. At each Annual Meeting of shareholders, each nominee for Director shall stand for election to a one-year term pursuant to Section 4 of the Certificate of Incorporation. The Directors may increase the number of directorships by the concurring vote of directors holding a majority of the directorships. No reduction of the number of Directors shall remove or shorten the term of any Director in office. A majority of the number of Directors prescribed shall constitute a quorum for the transaction of business.

2.

Election of Directors; Resignation Policy. At any meeting of shareholders at which directors are to be elected, directors shall be elected by majority vote in accordance with Section 4 of the Corporation’s Certificate of Incorporation. If an incumbent director fails to achieve a majority of the votes cast and thereby offers to resign, the Corporate Governance Committee will make a recommendation to the Board of Directors on whether to accept or reject the resignation, or whether other action should be taken. The Board of Directors will act on the Corporate Governance Committee’s recommendation, considering all factors that the Board of Directors believes to be relevant, and will publicly disclose its decision within ninety (90) days from the date of the certification of the election results. The resignation, if accepted by the Board of Directors, will be effective at the time of the Board of Directors’ determination to accept the resignation. Directors shall hold office until the next Annual Meeting of shareholders and until their successors shall be duly elected and qualified or until their earlier resignation or removal.

3.

Meetings. The Chairman, the Chief Executive Officer or any Vice Chairman may, and upon written application of any three Directors shall, call a meeting of the Board of Directors to be held at such time and place as may be determined by the person calling said meeting and shall cause notice thereof to be given. Unless waived in writing, at least three (3) days verbal or written notice, including by electronic transmission, shall be required; provided, however, that if in the judgment of any two officers an emergency exists, a meeting may be called forthwith and notice given by any means, including by telephone or electronic transmission, shall be deemed sufficient notice notwithstanding that some of the Directors may not have actual notice, or notice may be waived by the Directors in writing, either before or after such meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need to be specified in the notice of such meeting.

The Annual Meeting of the Directors for the election of officers shall be held without notice, immediately after the Annual Meeting of shareholders. Regular meetings of the Directors shall be held at least on a quarterly basis.

4.

Written Consent. If all the Directors, or all members of a committee of the Board of Directors, as the case may be, severally or collectively consent in writing to any action taken or to be taken by the Corporation, and the number of such Directors or members constitutes a quorum for such action, such action shall be a valid corporate action as though it had been authorized at a meeting of the Board of Directors or committee, as the case may be. The Secretary shall file such consents with the minutes of the Board of Directors or of the committee, as the case may be.

5.

Participation by Telephone or Other Communications Equipment. A Director may participate in a meeting of the Board of Directors or of a committee by any means of communication by which all Directors participating in the meeting may simultaneously hear one another during the meeting, and participation in a meeting pursuant to this subsection shall constitute presence in person at such meeting.

6.

Vacancies. In case any vacancy or vacancies shall exist in the Board of Directors at any time the remaining members of the Board by majority action may fill the vacancy or vacancies. The term of a Director elected to fill a vacancy expires at the next shareholders meeting at which Directors are elected.

7.

Committees. The Board of Directors may designate committees of the Board, appoint directors to such committees and delegate to any committee such power and authority as the Board may deem necessary or desirable in the best interest of the Corporation. Each committee shall fix its own rules as to procedure and calling of meetings. A majority of the members of any committee shall constitute a quorum.

8.

Executive Committee. There may be an Executive Committee which, during intervals between meetings of the Board of Directors, shall possess and may exercise all the powers of the Board of Directors in the management of the business and affairs of the Corporation, but the Committee shall have no power to declare dividends or do other things specially reserved by law to the Directors. The Executive Committee shall have power to appoint such subcommittees as it may deem necessary to report and make recommendations to the Executive Committee. Any action taken by the Executive Committee shall be subject to change, alteration and revision by the Board of Directors, provided that no rights or acts of others shall be affected by any such alteration or revision.

9.

Temporary Members. In the absence of any one or more members from a meeting of any of the committees provided for in these Bylaws, the Chairman or the Chief Executive Officer may in his or her discretion invite any member or members of the Board (otherwise qualified to serve) to attend such meeting. Temporary members thus appointed to attend for absentees shall act as regular members and shall have the right to vote.

10.

Powers of All Committees. All acts done by any committee within the scope of its powers and authority pursuant to the resolutions adopted by the Board of Directors shall be deemed to be, and may be certified as being, done or conferred under the authority of the Board of Directors. The powers of all committees are at all times subject to the control of the Directors, and any member of any committee may be removed at any time at the pleasure of the Board.

ARTICLE IV

OFFICERS

1.

Election of Officers. The Board of Directors shall have power to elect from its own members or otherwise a Chairman, a President, a Chief Executive Officer, one or more Vice Chairmen and Vice Presidents, a Controller, a Secretary, a Treasurer, one or more Assistant Treasurers and Assistant Secretaries, and such other officers, agents and employees as it may deem expedient, and to define the duties and authority of all officers, employees and agents and to delegate to them such lawful powers as may be deemed advisable.

The officers shall respectively perform all acts and duties required of such officers by law, by the Certificate of Incorporation and Bylaws of this Corporation, or by the Board of Directors.

2.

Chairman of the Board. If the Directors have elected a Chairman, the Chairman shall preside at all meetings of the Board, except that in the Chairman’s absence, the Directors present shall designate a person to preside. The Chairman shall have such additional duties as the Board of Directors or the Executive Committee may assign.

3.	President. The President shall be elected by the Directors and shall have such duties as the Board of Directors or the Executive Committee may assign.

4.

Chief Executive Officer. One of the officers shall be appointed Chief Executive Officer of the Corporation by the Board of Directors. Subject to the Board of Directors and the Executive Committee, the Chief Executive Officer shall have general supervision and control of the policies, business and affairs of the Corporation.

5.	Vice Chairmen. Each Vice Chairman shall have such powers and perform such duties as may be conferred upon him or her or determined by the Chief Executive Officer.

6.	Vice Presidents. Each Vice President shall have such powers and perform such duties as may be conferred upon him or her or determined by the Chief Executive Officer.

7.

Treasurer. The Treasurer shall have the oversight and control of the funds of the Corporation and shall have the power and authority to make and endorse notes, drafts and checks and other obligations necessary for the transaction of the business of the Corporation except as herein otherwise provided.

8.

Controller. The Controller shall have the oversight and control of the accounting records of the Corporation and shall prepare such accounting reports and recommendations as shall be appropriate for the operation of the Corporation.

9.

Secretary. It shall be the duty of the Secretary to make and keep records of the votes, doings and proceedings of all meetings of the shareholders and Board of Directors of the Corporation, and of its Committees, and to authenticate records of the Corporation.

10.	Assistant Treasurers. The Assistant Treasurers shall have such duties as the Treasurer shall determine.

11.	Assistant Secretaries. The Assistant Secretaries shall have such duties as the Secretary shall determine.

12.	Powers of All Officers. The powers of all officers are at all times subject to the control of the Directors, and any officer may be removed at any time at the pleasure of the Board.

ARTICLE V

INDEMNIFICATION

1.

Mandatory Indemnification. To the extent properly permitted by law the Board of Directors shall provide for the indemnification and reimbursement of, and advances of expenses to, any person made a party to any action, suit or proceeding by reason of the fact that he or she, or a person whose legal representative or successor he or she is,

(a)	is or was a Director or officer of the Corporation, or

(b)	served at the Corporation’s request as a director, officer, employee or agent of another corporation or entity,

for expenses, including attorney’s fees, and such amount of any judgment, money decree, fine, penalty or settlement for which he or she may have become liable as the Board of Directors deems reasonable, actually incurred by him or her in connection with the defense or reasonable settlement of any such action, suit or proceeding or any appeal therein.

This provision of indemnification shall be in addition to any other right or remedy which such person may have. The Corporation shall have the right to intervene in and defend all such actions, suits or proceedings brought against any such person.

2.

Discretionary Indemnification. The Corporation may, to the extent permitted by law and authorized from time to time by the Board of Directors or by a committee comprised of members of the Board of Directors as the Board of Directors may designate for such purpose, provide for the indemnification and reimbursement of, and advances of expenses to, employees or agents of the Corporation with such scope and effect as determined by the Board of Directors or such committee.

ARTICLE VI

CORPORATE SEAL

The corporate seal shall be in the custody of the Secretary and either the Secretary or any other officer shall have the power to affix the same for the Corporation.

ARTICLE VII

STOCK CERTIFICATES

1.

Signatures. Certificates of stock shall be signed by the Chairman, the President or a Vice President and by the Secretary or the Treasurer (except that where any such certificate is signed by a transfer agent or transfer clerk and by the registrar, the signatures of any such Chairman, President, Vice President, Secretary or Treasurer may be facsimiles, engraved or printed) and shall be sealed with the seal of the Corporation (or shall bear a facsimile of such seal).

2.

Lost Certificates. No certificate for shares of stock in the Corporation shall be issued in place of any certificate alleged to have been lost, stolen or destroyed except upon production of such evidence of such loss, theft or destruction as the Board of Directors in its discretion may require and upon delivery to the Corporation of a bond of indemnity in form and, unless such requirement is waived by Resolution of the Board, with one or more sureties, satisfactory to the Board in at least double the value of the stock represented by said Certificate.

ARTICLE VIII

FISCAL YEAR

The Corporation’s fiscal year shall close on the Saturday nearest December 31st of each year.

ARTICLE IX

INDEPENDENT AUDIT

The Board of Directors shall provide for a yearly independent audit, the form and scope of which shall be determined by the Board from time to time.

ARTICLE X

AMENDMENTS

The Board of Directors of the Corporation may adopt, amend or repeal the Bylaws of the Corporation, subject, however, to the power of the shareholders to adopt, amend or repeal the same in accordance with Section 9(e) of the Certificate of Incorporation, provided that any notice of a meeting of shareholders or of the Board of Directors at which Bylaws are to be adopted, amended or repealed, shall include notice of such proposed action.

ARTICLE XI

ACQUISITIONS OF STOCK

(a)

Except as set forth in subsection (b) hereof, the Corporation shall not acquire any of its voting equity securities (as defined below) at a price per share above the market price per share (as defined below) of such securities on the date of such acquisition from any person actually known by the Corporation to be the beneficial owner (as determined pursuant to Rule 13d-3 under the Exchange Act, or any successor rule or regulation) of more than three percent of the Corporation’s voting equity securities who has been the beneficial owner of the Corporation’s voting equity securities for less than two years prior to the date of the Corporation’s acquisition thereof, unless such acquisition (i) has been approved by a vote of a majority of the shares entitled to vote, excluding shares owned by any beneficial owner any of whose shares are proposed to be acquired pursuant to the proposed acquisition that is the subject of such vote or (ii) is pursuant to an offer made on the same terms to all holders of securities of such class. The determination of the Board of Directors shall be conclusive in determining the price paid per share for acquired voting equity securities if the Corporation acquires such securities for consideration other than cash.

(b)

This provision shall not restrict the Corporation from: (i) acquiring shares in the open market in transactions in which there has been no prior arrangement with, or solicitation of (other than a solicitation publicly made to all holders), any selling holder of voting equity securities or in which all shareholders desiring to sell their shares have an equal chance to sell their shares; (ii) offering to acquire shares of shareholders owning less than 100 shares of any class of voting equity securities; (iii) acquiring shares pursuant to the terms of a stock option or similar plan that has been approved by a vote of a majority of the Corporation’s common shares represented at a meeting of shareholders and entitled to vote thereon; (iv) acquiring shares from, or on behalf of, any employee benefit plan maintained by the Corporation or any subsidiary or any trustee of, or fiduciary with respect to, any such plan when acting in such capacity; or (v) acquiring shares pursuant to a statutory appraisal right or otherwise as required by law.

(c)

Market price per share on a particular day means the highest sale price on that day or during the period of five (5) trading days immediately preceding that day of a share of such voting equity security on the Composite Tape for New York Stock Exchange-Listed Stocks, or if such voting equity security is not quoted on the Composite Tape on the New York Stock Exchange or listed on such Exchange, on the principal United States securities exchange registered under the Exchange Act on which such voting equity security is listed, or, if such voting equity security is not listed on any such exchange, the highest sales price or, if sales price is not reported, the highest closing bid quotation with respect to a share of such voting equity security on that day or during the period of five (5) trading days immediately preceding that day on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such voting equity security as determined by a majority of the Board of Directors.

(d)

Voting equity securities of the Corporation means equity securities issued from time to time by the Corporation which by their terms are entitled to be voted generally in the election of the directors of the Corporation.

(e)

The Board of Directors shall have the power to interpret the terms and provisions of, and make any determinations with respect to, this Article XI, which interpretations and determinations shall be conclusive.

* * *